                                                                 EXHIBIT 10.5(h)

                  FIFTH AMENDMENT TO CREDIT AGREEMENT BY AND
                          BETWEEN INDIAN OIL COMPANY
                         AND BANK ONE, OKLAHOMA, N.A.

     THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is made effective as of the 1/st/ day of January, 2000 by and between INDIAN OIL COMPANY, an Oklahoma corporation (the "Borrower") and BANK ONE, OKLAHOMA, N.A. (the "Lender").

                             W I T N E S S E T H:

     WHEREAS, on December 22, 1997, Borrower and Lender entered into that certain Credit Agreement (the "Original Agreement") whereby Lender provided Borrower with a reducing, revolving line of credit in an amount, subject to a Borrowing Base, which shall not exceed $50,000,000.00 as evidenced by the Note.

     WHEREAS, on August 10, 1998 Borrower and Lender amended the Original Agreement for the first time (the "First Amendment") in order to: (i) change the Debt Service Coverage ratio calculation; (ii) waive the occurrence of certain events of default; and (iii) certain other changes more particularly set forth therein;

     WHEREAS, on February 26, 1999, Borrower and Lender amended the Original Agreement for the second time (the "Second Amendment") in order to (i) reduce the Borrower's Borrowing Base availability from $24,000,000.00 to $20,000,000.00; (ii) extend the deadline for Borrower to have completed a $12,000,000.00 equity offering until March 1, 1999; (iii) extend the deadline for Borrower to provide an audited financial statement for the fiscal year ending December 31, 1997 until April 10, 1999; and (iv) waive the occurrence of certain events of default;

     WHEREAS, on March 31, 1999, Borrower and Lender amended the Agreement for the third time (the "Third Amendment") in order to: (i) reset the Borrowing Base, (ii) reset the Monthly Borrowing Base Reduction, (iii) restate the Debt Service Coverage Ratio, and (iv) document such other amendments and waivers as set forth therein;

     WHEREAS, on November 1/st/, 1999, Borrower and Lender amended the Agreement for the fourth time (the "Fourth Amendment") in order to: (i) permit additional subordinated debt, as described herein, (ii) to provide for Unscheduled Redeterminations (defined herein), (iii) to include commodity rate management language and (iv) to document such other amendments, extensions and waivers as set forth therein (the Original Agreement as amended by the First, Second, Third, and Fourth Amendments is referred to herein as the "Agreement");

     WHEREAS, the obligations described in the Agreement are secured by, among other things not specifically set forth herein, certain Oil and Gas Properties; and

     WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement;

     WHEREAS, Borrower and Lender now desire to amend the Agreement for the fifth time in order to: (i) renew and extend the Note, (ii) reset the Borrowing Base and the Monthly Borrowing Base Reduction, (iii) restate the Debt Service Coverage Ratio and (iv) document such other amendments, extensions and waivers as set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree to amend the agreement as follows:

     A.   CHANGES TO THE AGREEMENT.  The Agreement is hereby amended as follows:

          1.   The definition of "Maturity Date" set forth at Section 1.2 of the
                                  -------------
Agreement, Additional Defined Terms, is hereby  amended and restated in its
           ------------------------
entirety to renew and extend the line of credit by deleting the reference therein to "January 15, 2000" and replacing it with "January 15, 2001".

          2.   Section 2.9(b) of the Agreement, Borrowing Base Determinations
                                                -----------------------------
and Monthly Borrowing Base Reductions, is hereby  amended and restated in its
-------------------------------------
entirety to change the dates as follows:

          2.9  Borrowing Base Determinations and Monthly Borrowing Base
               --------------------------------------------------------
     Reductions.
     ----------

          (b) Subsequent Borrowing Base Determinations shall be made by the Lender at least semi-annually on July 1 and January 1 (each a "Determination Date") of each year beginning July 1, 2000 or at any other time as an Unscheduled Borrowing Base Determination. In connection with, and as of, each Borrowing Base Determination, the Lender shall also determine the Monthly Borrowing Base Reduction and Half Life of the Borrower's Oil and Gas Properties. Borrower shall provide Lender with engineering information pursuant to the terms of Section 6.4 below. Lender shall, by notice to the Borrower by each Determination Date each year, or within a reasonable time thereafter, notify the Borrower of the designation by the Lender of the new Borrowing Base, Monthly Borrowing Base Reduction and Half Life of the Borrower's Oil and Gas Properties for the period beginning on such Determination Date and continuing until, but not including, the next Determination Date. If an Unscheduled Borrowing Base Determination is made by the Lender, the Lender shall notify the Borrower within a reasonable time after receipt of all requested information of the new Borrowing Base, Monthly Borrowing Base Reduction, and Half Life of the Borrower's Oil and Gas Properties and such new Borrowing Base, Monthly

     Borrowing Base Reduction, and Half Life of the Borrower's Oil and Gas Properties shall continue until the next Borrowing Base Determination. If the Borrower does not furnish all such information, reports and data by any date specified in this Section 2.9.2 or Section 6.4, the Lender may nonetheless designate the Borrowing Base, Monthly Borrowing Base Reduction, and Half Life of the Borrower's Oil and Gas Properties at any amounts which the Lender in its discretion determines and may redesignate the Borrowing Base, Monthly Borrowing Base Reduction, and Half Life of the Borrower's Oil and Gas Properties from time to time thereafter until the Lender receives all such information, reports and data, whereupon the Lender shall designate a new Borrowing Base, Monthly Borrowing Base Reduction, and Half Life of the Borrower's Oil and Gas Properties as described above. At each Borrowing Base Determination Lender shall determine the amount of the Borrowing Base, Monthly Borrowing Base Reduction, and Half Life of the Borrower's Oil and Gas Properties based upon the Lender's evaluation of the Collateral which Lender in its discretion (using such methodology, assumptions and discounts rates as Lender customarily uses in assigning collateral value to oil and gas properties, oil and gas gathering systems, gas processing and plant operations) assigns to such Oil and Gas Properties and other Collateral of the Borrower at the time in question and based upon such other credit factors consistently applied (including, without limitation, the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrower and its Affiliates) as Lender customarily considers in evaluating similar oil and gas loans. If at any time any of the Oil and Gas Properties are sold, the Borrowing Base then in effect shall automatically be reduced by a sum equal to the amount of prepayment required to be made pursuant to Section 8.4 hereof. It is expressly understood that the Lender has no obligation to designate the Borrowing Base, Monthly Borrowing Base Reduction or Half Life of the Borrower's Oil and Gas Properties at any particular amounts, except in the exercise of its discretion, whether in relation to the Commitment or otherwise. Provided, however, that the Lender shall not have the obligation to designate a Borrowing Base in an amount in excess of the Commitment or its legal or internal lending limits.

          3.   Section 6.4 of the Agreement, Reserve Reports, is hereby  amended
                                             ---------------
and restated in its entirety to change the dates as follows:

          6.4  Reserve Reports.
               ---------------

          (a) Deliver to the Lender no later than June 1, 2000, and each June 1 thereafter during the term of this Agreement and, upon request, in conjunction with any Unscheduled Redetermination, engineering reports prepared by an independent third party engineer approved by Lender (and/or such other appropriate information acceptable to Lender) covering or pertaining to Borrower's Oil and Gas Properties in form and substance acceptable to Lender setting forth (i) the proven producing and proven non-producing oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties as of each January 1 of each year for which the Reserve Reports are furnished, (ii) the aggregate present value determined on the basis of stated pricing assumptions, of the future net income with respect to such Oil and Gas Properties, discounted at a stated per annum discount rate of proven and producing reserves, and (iii) projections of the annual rate of production, gross income and net income with respect to such proven and producing reserves.

          (b)  The report provided pursuant to this Section 6.4 shall be
                                                    -----------
     submitted to the Lender together with additional data as the Lender may reasonably request concerning pricing, quantities of production from the Oil and Gas Properties, purchasers of production and engineering and geological data. By December 1 of each year and, upon request, in conjunction with Unscheduled Redeterminations, Borrower shall provide Lender with such other reserve information as Lender may reasonably request to complete its semi annual redetermination of the Borrowing Base, Monthly Borrowing Base Reduction, and Half Life of the Borrower's Oil and Gas Properties.

          (c) In conjunction with the Reserve Report, Borrower shall furnish Lender a report on the status of all gas balancing affecting any of the Oil and Gas Properties.

          4.   Section 7.2 of the Agreement, Debt Service Coverage Ratio , is
                                             ---------------------------
hereby amended and restated in its entirety as follows:

          7.2  Debt Service Coverage Ratio.    Beginning with the quarterly
               ---------------------------
     reporting period ending December 31, 1999 and each quarter thereafter, Borrower shall maintain a Debt Service Coverage Ratio, calculated on a quarterly basis, of not less than 1:1. For the purposes of this calculation, the Debt Service Coverage Ratio is defined as the quotient of
     (i) the sum of Borrower's Pretax Net Income (as defined by GAAP) less cash taxes, less dividends, plus depletion, depreciation, amortization and interest expense for the quarter then ended DIVIDED BY (i) the sum of the
                                                 ----------
     greater of (a) the quarterly sum of the Monthly Borrowing Base Reductions required at the last redetermination of the Borrowing Base or (b) the quarterly principal reductions required assuming a level amortization of the Loan Balance as of the quarter end over the Half Life of Borrower's Oil and Gas Properties, plus interest expense, including any accrued and unpaid interest on the MidFirst Debt (less any accrued and unpaid interest on other subordinated debt ) for the quarter then ended, plus any other current maturities of long term debt (to include the "Contingent Production Payment" payable to Coral Reserves, Inc., Coral Reserves Energy Corp., and/or Coral Reserves Group, Ltd., and/or any Affiliate thereof). For the purposes of this covenant, "Half Life of the Borrower's Oil and Gas Properties" shall be defined as the duration, in months, as projected by Lender, in its sole discretion, acting reasonably, during which one-half of the undiscounted future net income, net of lease operating expenses, production taxes, and capital expenditures will be realized from the Borrower's Oil and Gas Properties. The Lender's calculation of the Half Life of the Borrower's Oil and Gas Properties shall be determined and communicated to Borrower with each redetermination of the Borrowing Base and Monthly Borrowing Base Reduction.

          5. Borrower's requirement to maintain a certain Tangible Net Worth is hereby eliminated beginning with calendar quarter ending December 31, 1999; therefore, Section 7.3 of the Agreement, Tangible Net Worth is hereby deleted
                                         ------------------
and the phrase "Intentionally Deleted" is inserted in its place as follows:

          7.3. INTENTIONALLY DELETED.

     B. NOTICES. Pursuant to Section 2.9 and Section 7.2 of the Agreement, the Borrower is hereby notified that effective as of January 1, 2000, the Borrowing Base has been redetermined at $17,804,000.00, which such amount shall be further subject to a Monthly Borrowing Base Reduction of $215,000.00 beginning February 1, 2000. Also effective January 1, 2000, the Half Life of the Borrower's Oil and Gas Properties has been redetermined at eighty-three (83) months. The Borrowing Base, Monthly Borrowing Base Reduction and Half Life of the Borrower's Oil and Gas Properties referenced herein shall remain in effect until the earlier of (i) July 1, 2000 (the next scheduled Determination Date) or
(ii) an Unscheduled Redetermination.

     C.   REPRESENTATIONS AND WARRANTIES

     Borrower hereby represents and warrants to Lender that:

          1. Borrower is a corporation, duly organized, legally existing, and in good standing under the laws of the State of Oklahoma, and is duly qualified as a foreign corporation and in good standing in all other states wherein the nature of its business or its assets make such qualification necessary.

          2. Borrower's execution and delivery of this Amendment and performance of its obligations hereunder: (a) are and will be within its corporate powers; (b) are duly authorized by its board of directors; (c) are not and will not be in contravention of any law, statute, rule or regulation, the terms of its articles or certificates of incorporation and bylaws, nor of any preferred stock provision, indenture, agreement or undertaking to which Corporation or any of its properties are bound; (d) do not require any consent or approval (including governmental) which has not been given; and (e) will not result in the imposition of Liens, charges or encumbrances on any of its properties or assets, except those in favor of Lender hereunder.

          3. This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with its terms.

          4. All financial statements, balance sheets, income statements and other financial data which have been or are hereafter furnished to Lender by each Borrower to induce Lender to make the loans hereunder due, and as to subsequent financial statements will, fairly represent each Borrower's financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Lender are and will be, when furnished: prepared in accordance with generally accepted accounting principles consistently applied; accurate and correct in all material respects; and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the subject matter. Since the date of the last such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise and other financial data provided to Lender; of either Borrower, nor, to the best of their knowledge, has either Borrower incurred, any material liabilities or made any material investment or guarantees, direct or contingent, in any single case or in the aggregate, which has not been disclosed to Lender.

          5. The Borrower is the sole and lawful owner of the Collateral, pledged, mortgaged or assigned by it, and Borrower has, and as to after acquired property or New Properties will have, good right to cause the Collateral to be hypothecated to Lender as security for the Obligations.

          6. All of Borrower's other representations and warranties set forth in Sections 5.1 through 5.22 of the Agreement are true and correct on and as of the date hereof with the same effect as though made and repeated by Borrower as of the date hereof.

     D.   CONDITIONS

     Lender's obligations under the Agreement, as hereby amended, is subject to the following conditions:

          1. Lender and Borrower shall have executed and delivered this Amendment.

          2. Borrower shall have executed and delivered to Lender an amended and restated promissory note.

          3. Lender shall have received an estoppel certificate from Coral or other evidence acceptable to Lender that the Agreement and Plan of Merger is still in effect and that there are currently no defaults or events of default pertaining thereto.

          4. MidFirst shall have renewed and extended the MidFirst Debt to a March 1, 2001 maturity.

          5. Lender shall have received evidence acceptable to Lender that both MidFirst and Coral consent and/or approve of the renewals, modifications, amendments set forth herein.

          6. Borrower's representations and warranties set forth in Section C hereof shall be true and correct on and as of the date hereof, and the date of any subsequent advance with the same effect as though such representation and warranty had been on and as of such date.

          7.   Borrower shall have satisfied all conditions set forth in Section
4.1 of the Agreement.

          8. No Event of Default nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing which has not been waived by Lender.


     E.   OTHER COVENANTS AND MISCELLANEOUS TERMS

          1. Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.

          2. Borrower shall provide Lender with a final unqualified audit of its Financial Statement for the fiscal year ending December 31, 1998 by February 29, 2000. Borrower's failure to so provide this unqualified audit shall constitute an Event of Default under the Agreement.

          3. In consideration for extending the Commitment, Borrower agrees to pay to Lender a Commitment Fee in the amount of $44,510.00, which equates to one quarter of one percent (.25%) of the new Borrowing Base. The payment of such fee shall be made by Borrower no later than July 1, 2000. Borrower's failure to make this payment shall constitute an Event of Default under the Agreement.

          3. The Obligations, including but not limited to the indebtedness evidenced by the Note executed in conjunction with the Agreement, shall continue to be secured by the Collateral, without interruption or impairment of any kind.

          4. Borrower shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trusts, mortgages, transfers, assignments, financing statements or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with any of the Loan Documents and the obligations of Borrower assuring and confirming unto Lender all or any part of the security for any such obligation. In connection herewith, Lender may require Borrower to execute additional mortgages or deeds of trust pursuant to the terms of the Agreement.

          5. The Borrower hereby agrees to pay all reasonable attorney fees and legal expenses incurred by Lender in preparation, execution and implementation of this Amendment and any mortgages, deeds of trust, security agreements, pledge agreements or any amendments thereto.

          6. This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrower and Lender, and their respective successors and assigns. All obligations of the Borrower under the Agreement and all rights of Lender and any other holder of the Notes, whether expressed herein or in any Note, shall be in addition to and not in limitation of those provided by applicable law. Borrower irrevocably agrees that, subject to Lender's sole election, all suits or proceedings arising from or related to the Agreement, as amended, or the Notes may be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, and the Borrower hereby irrevocably waives any objection to such jurisdiction and venue.

          7. This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.

     BORROWER:                     INDIAN OIL COMPANY,
                                   an Oklahoma corporation

                                   __________________________________________
                                   By: Richard R. Dunning
                                   Title: Chief Executive Officer

     LENDER:                       BANK ONE, OKLAHOMA, N.A.




                                  ________________________________
                                  By: John K. Slay, Jr.
                                  Title: Vice President